Exhibit 99.1

Bruker Announces New $300 Million Share Repurchase Authorization and
Quarterly Dividend

BILERICA, Mass. — May 10, 2019 — Bruker Corporation (NASDAQ: BRKR) today announced that on May 9, 2019, its Board of Directors approved a new share repurchase authorization for the purchase of up to $300 million of the Company’s common stock over a two-year period commencing May 14, 2019.

Under this authorization, the Company may repurchase its common stock from time to time, in amounts, at prices, and at such times as the Company deems appropriate, subject to market conditions, legal requirements and other considerations. The Company’s repurchases may be executed using open market purchases, privately negotiated purchases or other transactions, including transactions that may be effected pursuant to trading plans intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, during the period from May 14, 2019 to May 13, 2021.

The Company intends to fund repurchases under this share repurchase authorization from cash on hand and available borrowings under its existing credit facility. The share repurchase authorization does not obligate the Company to repurchase any specific number of shares, and may be suspended, modified or terminated at any time without prior notice.

“Bruker’s ongoing margin expansion, financial health and positive outlook for the future support the continuation of our share repurchases with a new $300 million, two-year authorization,” said Gerald Herman, Chief Financial Officer of Bruker. “We plan to execute this follow-on repurchase authorization consistent with our capital allocation strategy of prioritizing investments and innovation that grow the business over the long term, including our high growth Project Accelerate initiatives.”

Bruker Corporation also announced today that its Board of Directors has approved payment of a quarterly cash dividend in the amount of $0.04 per share on the Company’s common stock.  The dividend will be paid on June 21, 2019 to stockholders of record as of June 3, 2019.

About Bruker Corporation

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s commitment to repurchasing its shares at any level in the future, the anticipated value of shares to be repurchased by the Company, the expected timing of such repurchases and the availability of funds for the repurchase of shares. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause a change in the Company’s share repurchase authorization by the Company’s Board of Directors or management, including changes in the value of shares to be repurchased or the timing of such repurchases, and unanticipated material payment obligations incurred by the Company that decrease the Company’s willingness or ability to repurchase shares at the anticipated level and timing, or at all and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2018. These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements.  We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

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Contacts:

Pam Clark

Investor Relations

Bruker Corporation

T: +1 (978) 663—3660, ext.1253

E: investor.relations@bruker.com